Exhibit 99.1

CONTACT:
Howard Clabo (editorial/media) 408.748.5775
NEWS RELEASE	Michael Sullivan (financial community) 408.986.7977
APPLIED MATERIALS ANNOUNCES SOLID SECOND QUARTER RESULTS
•	Orders of $2.53 billion up 29% quarter over quarter with increases in all segments

•	Net sales of $2.30 billion up 24% quarter over quarter led by Silicon and Display segments

•	Earnings per share of $0.20 and non-GAAP earnings per share of $0.22
SANTA CLARA, Calif., May 19, 2010 — Applied Materials, Inc. (NASDAQ: AMAT), the global leader in Nanomanufacturing Technology™ solutions for the semiconductor, flat panel display and solar industries, today reported results for its second quarter of fiscal 2010 ended May 2, 2010. Applied generated net sales of $2.30 billion, operating profit of $386 million, and net income of $264 million or $0.20 per share. Non-GAAP net income was $292 million or $0.22 per share.
“Applied’s stronger second quarter results were led by revenue and profitability gains in our silicon and flat panel display businesses,” said Mike Splinter, chairman and chief executive officer. “Global demand for computing and consumer electronics is giving our customers the confidence to make significant capacity additions, fueling what we believe will be a multiyear growth cycle. During the quarter, we announced a 17 percent increase in our quarterly dividend and resumed our stock repurchase program.”
“Our results were at the high end of our expectations despite an inventory charge for thin film solar equipment that lowered the gross profit margin by 3.6 percentage points or approximately $0.04 per share,” said George Davis, chief financial officer.
Financial Results Summary

	Q2 FY 2010	Q1 FY 2010	Q2 FY 2009
GAAP Results
Net sales	$2.30 billion	$1.85 billion	$1.02 billion
Net income (loss)	$264 million	$83 million	($255 million)
Earnings (loss) per share	$0.20	$0.06	($0.19)
Non-GAAP Results
Non-GAAP net income (loss)	$292 million	$179 million	($164 million)
Non-GAAP earnings (loss) per share	$0.22	$0.13	($0.12)
Fiscal year 2010 is a 53-week year with 14 weeks in the first quarter.

Applied Materials, Inc.

The non-GAAP results exclude the impact of the following, where applicable: restructuring and asset impairments, certain acquisition-related costs, investment impairments, and amounts associated with the resolution of income tax audits. Effective the first quarter of fiscal 2010, the non-GAAP results no longer exclude the impact of equity-based compensation. A reconciliation of the GAAP and non-GAAP results is provided in the financial statements included in this release.
Reportable Segment Results
Silicon had new orders of $1.42 billion, net sales of $1.40 billion and operating income of $498 million. The net sales increase of 45 percent over the first quarter reflected higher shipments to foundry and DRAM customers along with the addition of Semitool. New order composition was: DRAM 41 percent, foundry 37 percent, logic and other 12 percent, and flash 10 percent.
Applied Global Services (AGS) had new orders of $483 million. Net sales were $456 million, up 7 percent sequentially, and operating income was $90 million.
The Display group had new orders of $256 million, net sales of $270 million and operating income of $90 million. Net sales more than doubled over the first quarter primarily driven by Generation 8.5 system shipments.
The Energy and Environmental Solutions (EES) group had new orders of $378 million. Net sales were $166 million, down 48 percent from the first quarter, primarily due to lower thin film revenue. EES had an operating loss of $145 million, which included an $83 million inventory charge related to thin film solar manufacturing equipment.
Additional Quarterly Financial Information
•	Gross margin was 40.4 percent.

•	Operating cash flow was $527 million for the quarter or 23 percent of sales.

•	Cash dividend payments totaled $81 million.

•	The company used $100 million to repurchase 7.6 million shares of its common stock.

•	Cash, cash equivalents and investments ended the quarter at $3.57 billion.

•	The effective tax rate was 31.8 percent.

•	Backlog increased by $59 million to $2.99 billion and included negative backlog adjustments of $184 million.
Business Outlook
For the third quarter of fiscal 2010, Applied expects net sales to be in the range of down two percent to up five percent quarter over quarter. The company expects non-GAAP EPS to be in the range of $0.22 to $0.26 which excludes known charges related to completed acquisitions of approximately $0.01 per share. This outlook does not take into account other non-GAAP adjustments that may arise subsequent to this release.

Applied Materials, Inc.

On March 30, 2010, Applied raised its fiscal year net sales outlook to growth of more than 60 percent over fiscal 2009.
Use of Non-GAAP Financial Measures
Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied Materials believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Applied’s performance, growth opportunities, third quarter and fiscal year 2010 business outlooks, industry outlooks, and customers’ investments. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, customers’ ability to acquire affordable capital, business and consumer spending, demand for electronic products and semiconductors, government renewable energy policies and incentives, and customers’ utilization rates and new technology and capacity requirements; variability of operating expenses and results among the company’s segments caused by differing conditions in the served markets; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely implement effective cost reduction programs, realize expected benefits, and align its cost structure with business conditions, (iii) plan and manage its resources and production capability, including its supply chain, (iv) implement initiatives that enhance global operations and efficiencies, (v) realize synergies from, and successfully commercialize technologies acquired in, business acquisitions, (vi) maintain effective internal controls and procedures, (vii) obtain and protect intellectual property rights in key technologies, (viii) attract, motivate and retain key employees, and (ix) accurately forecast future operating and financial results, which depends on multiple assumptions related to, without limitation, market conditions and business needs; and other risks described in Applied Materials’ SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.

Applied Materials, Inc.

About Applied Materials
Applied Materials, Inc. (Nasdaq: AMAT) is the global leader in Nanomanufacturing Technology™ solutions with a broad portfolio of innovative equipment, services and software products for the fabrication of semiconductor chips, flat panel displays, solar photovoltaic cells, flexible electronics and energy-efficient glass. At Applied Materials, we apply Nanomanufacturing Technology to improve the way people live. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	May 2,	April 26,	May 2,	April 26,
(In thousands, except per share amounts)	2010	2009	2010	2009

Net sales	$2,295,540	$1,020,077	$4,144,442	$2,353,473
Cost of products sold	1,368,648	864,558	2,506,366	1,806,378

Gross profit	926,892	155,519	1,638,076	547,095
Operating expenses:
Research, development and engineering	305,928	236,335	574,931	465,875
General and administrative	125,779	101,080	250,578	242,321
Marketing and selling	100,420	84,678	197,615	168,793
Restructuring and asset impairments	8,968	26,709	112,812	159,481

Income (loss) from operations	385,797	(293,283)	502,140	(489,375)
Pre-tax loss of equity method investment	—	19,175	—	34,983
Impairment of equity method investment and strategic investments	3,671	77,081	4,861	77,081
Interest expense	5,206	5,058	10,266	11,052
Interest income	10,132	11,789	18,773	27,024

Income (loss) before income taxes	387,052	(382,808)	505,786	(585,467)
Provision (benefit) for income taxes	123,048	(127,418)	159,031	(197,143)

Net income (loss)	$264,004	$(255,390)	$346,755	$(388,324)

Earnings (loss) per share:
Basic	$0.20	$(0.19)	$0.26	$(0.29)
Diluted	$0.20	$(0.19)	$0.26	$(0.29)
Weighted average number of shares:
Basic	1,344,617	1,331,729	1,343,229	1,330,476
Diluted	1,352,436	1,331,729	1,350,802	1,330,476

Applied Materials, Inc.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	May 2,	October 25,
(In thousands)	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,596,429	$1,576,381
Short-term investments	738,433	638,349
Accounts receivable, less allowance for doubtful accounts of $73,297 and $67,313 at 2010 and 2009, respectively	1,437,746	1,041,495
Inventories	1,690,445	1,627,457
Deferred income taxes, net	432,735	356,336
Income taxes receivable	—	184,760
Other current assets	277,506	264,169

Total current assets	6,173,294	5,688,947
Long-term investments	1,230,214	1,052,165
Property, plant and equipment, net	1,083,525	1,090,433
Goodwill	1,336,426	1,170,932
Purchased technology and other intangible assets, net	346,228	306,416
Deferred income taxes and other assets	280,062	265,350

Total assets	$10,449,749	$9,574,243

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1,803	$1,240
Accounts payable and accrued expenses	1,440,225	1,061,502
Customer deposits and deferred revenue	980,658	864,280
Income taxes payable	153,134	12,435

Total current liabilities	2,575,820	1,939,457

Long-term debt	204,847	200,654
Employee benefits and other liabilities	348,001	339,524

Total liabilities	3,128,668	2,479,635

Stockholders’ equity:
Common stock	13,430	13,409
Additional paid-in capital	5,348,780	5,195,437
Retained earnings	11,106,136	10,934,004
Treasury stock	(9,146,562)	(9,046,562)
Accumulated other comprehensive loss	(703)	(1,680)

Total stockholders’ equity	7,321,081	7,094,608

Total liabilities and stockholders’ equity	$10,449,749	$9,574,243

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Six Months Ended
	May 2,	April 26,
(In thousands)	2010	2009

Cash flows from operating activities:
Net income (loss)	$346,755	$(388,324)
Adjustments required to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	163,178	146,108
Loss on fixed asset retirements	11,658	7,002
Provision for bad debts	6,000	62,539
Restructuring and asset impairments	112,812	159,481
Deferred income taxes	(74,546)	35,927
Net recognized loss on investments	9,247	10,915
Pretax loss of equity-method investment	—	34,983
Impairment of investments	4,861	77,081
Equity-based compensation	62,330	72,780
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(364,290)	714,096
Inventories	(1,150)	85,993
Other current assets	(1,514)	13,411
Other assets	(9,521)	(1,144)
Accounts payable and accrued expenses	211,683	(649,976)
Customer deposits and deferred revenue	110,519	(262,760)
Income taxes	322,939	(246,739)
Employee benefits and other liabilities	(12,125)	27,710

Cash provided by (used in) operating activities	898,836	(100,917)

Cash flows from investing activities:
Capital expenditures	(97,874)	(128,099)
Cash paid for acquisition, net of cash acquired	(322,599)	—
Proceeds from sales and maturities of investments	539,515	925,485
Purchases of investments	(828,582)	(486,527)

Cash provided by (used in) investing activities	(709,540)	310,859

Cash flows from financing activities:
Debt repayments, net	(5,320)	(323)
Proceeds from common stock issuances	97,141	27,633
Common stock repurchases	(100,000)	(22,906)
Payment of dividends to stockholders	(161,069)	(159,736)

Cash used in financing activities	(169,248)	(155,332)

Effect of exchange rate changes on cash and cash equivalents	—	742

Increase in cash and cash equivalents	20,048	55,352

Cash and cash equivalents — beginning of period	1,576,381	1,411,624

Cash and cash equivalents — end of period	$1,596,429	$1,466,976

Supplemental cash flow information:
Cash payments (refunds) for income taxes	$(97,764)	$83,128
Cash payments for interest	$7,195	$7,211

Applied Materials, Inc.

Reportable Segment Results

	Q2 FY 2010			Q1 FY 2010			Q2 FY 2009
			Operating			Operating			Operating
	New	Net	Income	New	Net	Income	New	Net	Income
(In millions)	Orders	Sales	(Loss)	Orders	Sales	(Loss)	Orders	Sales	(Loss)
Silicon	$1,416	$1,404	$498	$1,135	$970	$306	$259	$260	($82)
AGS	$483	$456	$90	$474	$426	$63	$236	$319	($1)
Display	$256	$270	$90	$126	$132	$25	$13	$84	($3)
EES	$378	$166	($145)	$230	$321	($36)	$141	$357	($91)
Corporate-unallocated expenses	$—	$—	($147)	$—	$—	($242)	$—	$—	($116)
Consolidated	$2,533	$2,296	$386	$1,965	$1,849	$116	$649	$1,020	($293)

Effective in the first quarter of fiscal 2010, Applied changed its methodology for allocating certain expenses to its reportable segments. Applied has reclassified segment operating results for the three months ended April 26, 2009 to conform to the fiscal 2010 presentation.
Additional Information

	Q2 FY 2010			Q1 FY 2010		Q2 FY 2009
New Orders and Net Sales by Geography
	New		Net	New	Net	New	Net
(In $ millions)	Orders		Sales	Orders	Sales	Orders	Sales
North America	300		230	256	241	128	212
% of Total	12		10	13	13	20	21
Europe	156		165	146	310	124	231
% of Total	6		7	7	17	19	23
Japan	158		233	178	174	101	155
% of Total	6		10	9	9	16	15
Korea	561		632	387	331	83	96
% of Total	22		28	20	18	13	9
Taiwan	655		699	658	514	127	162
% of Total	26		30	34	28	19	16
Southeast Asia	152		105	125	136	60	41
% of Total	6		5	6	7	9	4
China	551		232	215	143	26	123
% of Total	22		10	11	8	4	12

Employees
Regular Full Time		13,000		13,000*		13,000

*	Reflects acquisition of Semitool Inc. in the first quarter of fiscal 2010

Applied Materials, Inc.

APPLIED MATERIALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Six Months Ended
	May 2,	January 31,	April 26,	May 2,	April 26,
(In thousands, except per share amounts)	2010	2010	2009	2010	2009

Non-GAAP Net Income (Loss)

Reported net income (loss) (GAAP basis)	$264,004	$82,751	$(255,390)	$346,755	$(388,324)
Certain items associated with acquisitions [1]	30,242	25,962	24,824	56,204	50,849
Semitool deal cost	—	9,860	—	9,860	—
Restructuring and asset impairments [2,3,4]	8,968	103,844	26,709	112,812	159,481
Impairment of equity method investment and strategic investments	3,671	1,190	77,081	4,861	77,081
Income tax effect of non-GAAP adjustments and resolution of audits of prior years’ income tax filings	(14,701)	(44,607)	(37,072)	(59,308)	(90,601)

Non-GAAP net income (loss)	$292,184	$179,000	$(163,848)	$471,184	$(191,514)

Non-GAAP Net Income (Loss) Per Diluted Share

Reported net income (loss) per diluted share (GAAP basis)	$0.20	$0.06	$(0.19)	$0.26	$(0.29)
Certain items associated with acquisitions	0.02	0.01	0.01	0.03	0.03
Semitool deal cost	—	0.01	—	0.01	—
Restructuring and asset impairments	—	0.05	0.01	0.05	0.08
Impairment of equity method investment and strategic investments	—	—	0.05	—	0.05
Resolution of audits of prior years’ income tax filings	—	—	(0.01)	—	(0.01)
Non-GAAP net income (loss) — per diluted share	$0.22	$0.13	$(0.12)	$0.35	$(0.14)
Shares used in diluted shares calculation	1,352,436	1,349,567	1,331,729	1,350,802	1,330,476

1 These items are incremental charges attributable to acquisitions consisting of inventory fair value adjustments on products sold and amortization of purchased intangible assets.
2 Results for the three and six months ended May 2, 2010 included asset impairment charges of $9 million related to a facility held for sale.
3 Results for the three months ended January 31, 2010 and the six months ended May 2, 2010 included restructuring charges of $104 million associated with a restructuring program announced on November 11, 2009.
4 Results for the three months ended April 26, 2009 included asset impairment charges of $15 million related to wafer cleaning equipment and restructuring charges of $12 million primarily associated with a restructuring program announced on November 12, 2008. Results for the six months ended April 26, 2009 included asset impairment charges of $15 million related to wafer cleaning equipment and restructuring charges of $145 million associated with a restructuring program announced on November 12, 2008.
Effective the first quarter of fiscal 2010, the non-GAAP results no longer exclude the impact of equity-based compensation. Previously reported non-GAAP results have been restated to conform to the fiscal 2010 presentation.